                                                            EXHIBIT 10(iii)(A)-5

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                             SUPPLEMENTAL EXECUTIVE
                                RETIREMENT PLAN
                                       OF
                               WITCO CORPORATION
                          AS EFFECTIVE JANUARY 1, 1994

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
                               TABLE OF CONTENTS

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                                                                                                             PAGE
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
PREAMBLE..................................................................................................     1
                                                    ARTICLE I
DEFINITIONS...............................................................................................     1
     1.1.   Actuarial Equivalent..........................................................................     1
     1.2.   Affiliate.....................................................................................     1
     1.3.   Beneficiary...................................................................................     1
     1.4.   Benefit Commencement Date.....................................................................     1
     1.5.   Board of Directors............................................................................     1
     1.6.   Cause.........................................................................................     1
     1.7.   Change in Control.............................................................................     1
     1.8.   Code..........................................................................................     2
     1.9.   Committee.....................................................................................     2
     1.10.  Disability....................................................................................     2
     1.11.  Employer......................................................................................     2
     1.12.  Final Average Compensation....................................................................     2
     1.13.  Good Reason...................................................................................     2
     1.14.  Normal Retirement Date........................................................................     2
     1.15.  Normal Supplemental Retirement Benefit........................................................     2
     1.16.  Officer.......................................................................................     2
     1.17.  Participant...................................................................................     2
     1.18.  Plan..........................................................................................     2
     1.19.  Retirement Plan...............................................................................     3
     1.20.  Social Security Primary Benefit...............................................................     3
     1.21.  Witco.........................................................................................     3
                                                   ARTICLE II
PARTICIPATION.............................................................................................     3
     2.1.   Initial Participation.........................................................................     3
     2.2.   Termination of Participation..................................................................     3
                                                   ARTICLE III
BENEFITS..................................................................................................     3
     3.1.   Normal Supplemental Retirement Benefit........................................................     3
     3.2.   Early Retirement Benefit......................................................................     3
     3.3.   Disability Retirement Benefit.................................................................     4
     3.4.   Termination Benefit...........................................................................     4
     3.5.   Form of Pension Payments......................................................................     4
     3.6.   Death Benefits................................................................................     5
                                                   ARTICLE IV
BENEFITS ON A CHANGE IN CONTROL...........................................................................     5
     4.1.   Change in Control Benefit.....................................................................     5
     4.2.   Limitation....................................................................................     5
                                                    ARTICLE V
ADMINISTRATION............................................................................................     6
     5.1.   Administration................................................................................     6
     5.2.   Powers and Duties.............................................................................     6
     5.3.   Benefit Claim Procedures......................................................................     6
     5.4.   Member's Own Participation....................................................................     6
                                                   ARTICLE VI
AMENDMENT AND TERMINATION.................................................................................     6

                                       i

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
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
                                                   ARTICLE VII
GENERAL PROVISIONS........................................................................................     6
     7.1.   Funding.......................................................................................     6
     7.2.   No Guarantee of Employment....................................................................     7
     7.3.   Payments to Minors and Incompetents...........................................................     7
     7.4.   Nonalienation of Benefits.....................................................................     7
     7.5.   Applicable Laws; Severability.................................................................     7

                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN
                                       OF
                               WITCO CORPORATION
                          AS EFFECTIVE JANUARY 1, 1994

                                    PREAMBLE

     Witco Corporation hereby establishes this Supplemental Executive Retirement Plan of Witco Corporation (the 'Plan') effective January 1, 1994, in order to provide benefits to selected executives as provided herein. The Plan is intended to replace the individual agreements established between selected key employees and Witco Corporation which were designed to provide 'Additional Benefits' as such term is defined in such agreements.

     The Plan is intended to be an unfunded plan maintained primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees as described in Section 201(2) of the Employee Retirement Income Security Act of 1974, as amended.

                                   ARTICLE I
                                  DEFINITIONS

     1.1 'Actuarial Equivalent' means an amount or benefit of equivalent value when calculated using the GAM 1988 Mortality Table and an interest rate equal to the average of the market rate for 10-year Treasury notes on the last business day of the fourth, fifth, and sixth months preceding the date on which benefit payments under the Plan commence.

     1.2 'Affiliate' means (a) any corporation that is a member of the 'controlled group of corporations' that includes Witco, determined in accordance with Code Section 1563(a) without regard to Code Sections 1563(a)(4) and
(e)(3)(C), and (b) any organization that is part of a group of trades or businesses under common control pursuant to Code Section 414(b) that includes Witco.

     1.3 'Beneficiary' means the beneficiary or beneficiaries last designated by the Participant in writing. In the absence of an effective designation or if the final surviving designated beneficiary has predeceased the Participant, the Beneficiary shall be the Participant's estate. In the event the Participant is survived by a Beneficiary who dies after payments to him have commenced but before receiving all amounts due him under the Plan, any remaining amounts shall be paid to an alternate beneficiary designated by the Participant or, in the absence of an alternate surviving Beneficiary, to the estate of the last surviving Beneficiary.

     1.4 'Benefit Commencement Date' means the first day of the month as of which benefits under the Plan first become payable to a Participant.

     1.5 'Board of Directors' means the board of directors of Witco and any committee authorized by such board to act on its behalf with respect to the Plan.

     1.6 'Cause' means (a) intentional and continued failure by the Participant to perform his duties for his Employer (other than such failure resulting from mental or physical incapacity) or (b) intentional misconduct including, among other things, theft, embezzlement, dishonesty, criminal conduct or disloyalty.

     1.7 'Change in Control' shall be deemed to have occurred if:

          (a) any 'person', as such term is used in Sections 3(a)(9) and 13(d)(3) of the Securities Exchange Act of 1934 (the 'Exchange Act'), other than an Affiliate or any employee benefit plan sponsored by Witco or an Affiliate becomes a 'beneficial owner', as such term is used in Rule 13d-3 promulgated under the Exchange Act, of 20% or more of the 'Voting Stock' (which means the capital stock of any class or classes of Witco having general voting power under ordinary circumstances, in the absence of contingencies, to elect the directors of such corporation) of Witco;

          (b) 33 1/3% of the Board of Directors consists of individuals other than the members of the Board of Directors on January 1, 1994 (the 'Incumbent Directors'); provided, however, that any person becoming a director subsequent to such date whose election or nomination for election was approved by two-thirds (but in no event less than two) of the directors who at the time of such election or nomination comprise the Incumbent Directors shall, for purposes of this Plan, be considered an Incumbent Director;

          (c)   Witco  adopts  any   plan  of  liquidation   providing  for  the
     distribution of all or substantially all of its assets;

          (d) Witco combines with another company (whether or not Witco is the surviving corporation) and immediately after the combination, the shareholders of Witco immediately prior to the combination (other than shareholders who, immediately prior to the combination, were 'affiliates' of such other company, as such term is defined in the rules of the Securities and Exchange Commission) do not beneficially own, directly or indirectly, more than 20% of the Voting Stock of the combined company; or

          (e) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, the assets of Witco occurs.

     1.8 'Code' means the Internal Revenue Code of 1986, as amended.

     1.9 'Committee' means the Organization and Compensation Committee appointed by the Board of Directors (excluding any members of such committee who are current or former employees of Witco or an Affiliate).

     1.10 'Disability' means total and permanent disability such that the Participant is eligible to receive payments under the Witco Long-Term Disability Plan.

     1.11 'Employer' means Witco and any other Affiliate.

     1.12 'Final Average Compensation' means the average annual earnings received by a Participant during the period specified below. Earnings shall include (a) the Participant's base salary (prior to reduction for any contributions that are determined on a salary reduction basis under any plan maintained by Witco or an Affiliate) received during the 36 complete months of employment with an Employer preceding the Participant's termination of employment and (b) annual cash bonuses paid or awarded under the Officers' Annual Incentive Plan or under any other bonus plan of an Employer during the 47 complete months of employment with an Employer preceding the Participant's termination of employment.

     1.13 'Good Reason' means (a) following a Change in Control, the assignment to the Officer of any duties inconsistent in any material respect with the Officer's position or any other action by his Employer which results in a material diminution or material adverse change in his position, status, authority, duties or responsibilities as in effect immediately prior to the Change in Control, excluding for this purpose an isolated, insubstantial and inadvertent action not taken in bad faith and which is remedied promptly after receipt of notice thereof given by the Officer; (b) a material reduction in the Officer's compensation as in effect immediately prior to the Change in Control without his express written consent; or (c) the relocation of the Officer's office (other than a relocation to Greenwich, Connecticut) in excess of 25 miles from the location where the Officer was based prior to the Change in Control or a requirement that the Officer travel on business of his Employer to an extent materially greater than his business travel obligations prior to the Change in Control.

     1.14 'Normal Retirement Date' means the first day of the month coinciding with or next following the Participant's 65th birthday.

     1.15 'Normal Supplemental Retirement Benefit' means the benefit computed in accordance with Section 3.1.

     1.16 'Officer' means an employee of an Employer who is elected as an officer by the Board of Directors.

     1.17 'Participant' means an Officer of an Employer who is designated by the Board of Directors as a Participant under the Plan.

     1.18 'Plan' means the Supplemental Executive Retirement Plan of Witco Corporation as set forth in this document, as it may be amended from time to time.

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
     1.19 'Retirement Plan' means the Witco Corporation Retirement Plan as it may be amended from time to time.

     1.20 'Social Security Primary Benefit' means the annual primary old-age insurance benefit which the Participant would be entitled to receive under the Social Security Act as defined in the Retirement Plan. For purposes of determining a Normal Supplemental Retirement Benefit under Section 3.3, Social Security Primary Benefit shall mean the Participant's disability benefit which he is entitled to receive under the Social Security Act.

     1.21 'Witco' means Witco Corporation or any successor thereto.

     The masculine pronoun, wherever used herein, shall include the feminine pronoun, unless the context clearly indicates a different meaning.

                                   ARTICLE II
                                 PARTICIPATION

     2.1. Initial Participation. The Board of Directors shall designate specified Officers to be Participants in the Plan. In determining whether an Officer shall be designated as a Participant, the Board of Directors may consider the nature of the services rendered by the Officer, his contributions to the success of the Employer, his seniority, remuneration and position and such other factors as the Board of Directors deems relevant.

     With respect to the participation of Officers as of the Effective Date, an Officer shall become a Participant if he is designated as eligible to become a Participant pursuant to resolutions adopted by the Board of Directors on October 17, 1993, and if he had a prior individual agreement with Witco designed to provide the Officer with 'additional benefits' as defined therein, the Officer agrees in writing to waive all rights under such agreement in a manner prescribed by the Committee.

     2.2. Termination of Participation. In the event a Participant is demoted so that he ceases to be an Officer but he continues in the employ of an Employer, his benefit under the Plan shall be frozen at the level in effect as of the date of his change in status and he shall only be entitled to such benefit if he meets the requirements of Sections 3.1, 3.2, 3.3, 3.4 or 3.6 (other than the requirement that he be an active Officer at his date of retirement, Disability, termination of employment, or death).

                                  ARTICLE III
                                    BENEFITS

     3.1. Normal Supplemental Retirement Benefit. Each Participant who retires from the employ of an Employer as an active Officer on or after attaining age 65 shall be entitled to receive a monthly Normal Supplemental Retirement Benefit commencing at his Normal Retirement Date equal to one-twelfth of the annual benefit which is equal to:

          (a) 50% of the Participant's Final Average Compensation; reduced by

          (b) the sum of (1), (2) and (3) where (1), (2) and (3) are defined to mean:

             (1) any amount payable pursuant to the Retirement Plan;

             (2) any amount payable pursuant to the Excess Benefit and Compensation Cap Plan of Witco Corporation; and

             (3) an amount equal to 50% of his Social Security Primary Benefit. The Social Security Primary Benefit shall be converted to an annual benefit and shall be adjusted to the amount that would be payable at age 65 if his Social Security retirement age is greater than age 65.

The amounts determined under (b)(1) and (b)(2) shall, in the case of a married Participant, be determined as if they were to be paid on a 50% joint and survivor basis; or, in the case of a single Participant or a married Participant whose beneficiary is other than spouse, be determined as if they were to be paid on a 10 year certain and life basis regardless of the actual form of payment.

     3.2. Early Retirement Benefit. Each Participant who retires from the employ of an Employer as an active Officer prior to attaining age 65 but on or after attaining age 62 shall be entitled to receive a monthly pension commencing on the first day of the month coinciding with or next following his date of retirement equal to one-twelfth of the annual benefit which is equal to:

          (a) 50% of the Participant's Final Average Compensation reduced by 5/9ths of 1% for each month that the Participant's Benefit Commencement Date precedes his Normal Retirement Date; provided, however, that at the discretion of the Board of Directors, this reduction may be waived; reduced by

          (b) the sum of (1), (2) and (3) where (1), (2) and (3) and defined to mean:

             (1) any amount payable pursuant to the Retirement Plan as of his Benefit Commencement Date;

             (2)   any  amount  payable  pursuant  to  the  Excess  Benefit  and
        Compensation  Cap  Plan   of  Witco  Corporation   as  of  his   Benefit
        Commencement Date; and

             (3) an amount equal to 50% of his Social Security Primary Benefit. The Social Security Primary Benefit shall be converted to an annual benefit and shall be adjusted to the amount that would be payable at his Benefit Commencement Date.

The amounts determined under (b)(1) and (b)(2) shall, in the case of a married Participant, be determined as if they were to be paid on a 50% joint and survivor basis; or, in the case of a single Participant or a married Participant whose beneficiary is other than spouse, be determined as if they were to be paid on a 10 year certain and life basis regardless of the actual form of payment.

     3.3. Disability Retirement Benefit. Each Participant whose employment with an Employer is terminated prior to his Normal Retirement Date as a result of Disability shall be entitled to receive his Normal Supplemental Retirement Benefit determined in accordance with the formula in Section 3.1 payable commencing on the first day of the month coinciding with or next following the determination that he has incurred a Disability; provided, however, that in determining the reduction applicable under Section 3.1(b), the reduction shall be determined as of the later of the date of the Participant's Disability or the earliest commencement date of such benefit under the applicable plan or the Social Security Act. In the event that a Participant's Disability retirement benefit commences prior to the date a benefit can be paid under one of such plans or the Social Security Act, the reduction shall only be applied to reduce his benefit under this Plan when reducing benefit is actually available to the Participant. In addition, a Participant's Disability retirement benefit under this Plan shall be reduced by any amounts paid under the Witco Long-Term Disability Plan. In the event the Participant recovers from his Disability before his Normal Retirement Date and does not resume participation in this Plan, he shall only be entitled to a termination benefit as described in Section
3.4 or, if eligible at the time of his Disability, an early retirement benefit as described in Section 3.2.

     3.4. Termination Benefit. Except as provided in this Section 3.4, each Participant whose employment with the Employer is terminated prior to his attainment of age 62 other than as a result of Disability or death, shall not be entitled to any benefits under this Article III; provided, however, that in the event his employment is terminated at the option of his Employer for reasons other than Cause, the Board of Directors, in its absolute discretion, may decide to provide him with his Normal Supplemental Retirement Benefit payable commencing on his Normal Retirement Date. In the event of the death prior to his Benefit Commencement Date of such a Participant with respect to whom the Board of Directors has decided to provide a Normal Supplemental Retirement Benefit, his Beneficiary shall be entitled to the death benefit described in Section 3.6.

     3.5. Form of Pension Payments.

     (a) The normal form of payment of benefits payable under this Article III, shall be a monthly pension equal to the amount determined under Sections 3.1, 3.2, 3.3 or 3.4, as the case may be, payable to the Participant for life with no further payments due after the Participant's death.

     (b) Alternatively, at any time prior to his Benefit Commencement Date, a Participant may elect to receive his pension in one of the following forms:

          (1) Joint and Survivor Option -- a monthly pension equal to the amount determined under Sections 3.1, 3.2, 3.3 or 3.4, as the case may be, payable to the Participant for life with the provision that after his death, a monthly pension shall continue to his surviving spouse (to whom he is married at his Benefit Commencement Date) for the remainder of the spouse's life in an amount equal to 50% of the Participant's pension. The Participant may elect to receive the Actuarial Equivalent of the joint and 50% survivor option payable as a joint and 75% or 100% survivor option, in which case 75% or 100%, respectively, of the Participant's pension will be continued to his surviving spouse for life.

          (2) 15-Year Certain and Life Option -- a monthly pension equal to the amount determined under Sections 3.1, 3.2, 3.3 or 3.4, as the case may be, payable to the Participant for life or for 15 years, whichever is longer. If a Participant dies before the expiration of the 15-year period certain, payments shall be continued to the Participant's Beneficiary for the remainder of such period or, in the absence of a surviving Beneficiary, the Actuarial Equivalent of such payments shall be paid in a lump sum to the Participant's estate.

          (3) Full Cash Refund Option -- a monthly pension equal to the amount determined under Sections 3.1, 3.2, 3.3. or 3.4, as the case may be, payable to the Participant for life and, at his death, any excess of the Actuarial Equivalent value of the pension determined at his Benefit Commencement Date (on a 15-year certain and life basis) over the amount of payments actually received by him shall be paid to the Participant's Beneficiary in a single sum.

     Each Participant shall elect a form of payment upon becoming a Participant. Such election may be changed at any time prior to his Benefit Commencement Date.

     3.6. Death Benefits. In the event of the death prior to his Benefit Commencement Date of a Participant (a) who is an active Officer at the time of his death, (b) who has ceased to be a Participant as a result of a demotion in accordance with Section 2.2 but who is still employed by Witco or an Affiliate at his date of death or (c) whose employment was terminated at the option of his Employer and the Board of Directors elected to provide him with a Normal Supplemental Retirement Benefit in accordance with Section 3.4, his Beneficiary shall receive a death benefit. Such death benefit shall be equal to his Normal Supplemental Retirement Benefit payable commencing on the first day of the month coinciding with or next following the Participant's date of death; provided, however, that in determining the reduction applicable under Section 3.1(b), the reduction shall be determined as of the later of the date of the Participant's death or the earliest commencement date of such benefit under the applicable plan or the Social Security Act. In the event that a death benefit commences hereunder prior to the date a benefit can be paid under one of such plans or the Social Security Act, the reduction shall only be applied to reduce his benefit under this Plan when the reducing benefit is actually available to the Participant. Such benefit shall be paid in the form last selected by the Participant prior to his death, i.e., (i) as an annuity for the life of his spouse equal to 50% of the Participant's Normal Supplemental Retirement Benefit if he elected the joint and survivor option, (ii) over 15 years if he elected the 15-year certain and life option, or (iii) in a lump sum that is the Actuarial Equivalent of the benefit payable on a full cash refund basis if he elected the full cash refund option.

                                   ARTICLE IV
                        BENEFITS ON A CHANGE IN CONTROL

     4.1. Change in Control Benefit. In addition to any other benefits payable hereunder, in the event of the termination of a Participant's employment within three years after a Change in Control, by an Employer (other than for Cause), or by the Participant for Good Reason, the Participant shall be entitled to receive an amount equal to three times his average annual total compensation received from Witco or any Affiliate for the five calendar years ending before the year in which the Change in Control occurs (determined in accordance with Code
Section 280G(b)) less one dollar. Such benefit shall be paid in a lump sum as soon as practicable following the Participant's termination of employment.

     4.2. Limitation. Notwithstanding Section 4.1, in the event that any payment received or to be received by the Participant in connection with a Change in Control (whether pursuant to the terms of this Plan or any other plan, arrangement or agreement with Witco or an Affiliate) would be subject to the excise tax imposed by Code Section 4999, then the payments under this Article IV shall be reduced to the extent necessary so that no portion of the total payments payable under this Plan or any other arrangement or agreement with Witco or an Affiliate is subject to such excise tax.

                                   ARTICLE V
                                 ADMINISTRATION

     5.1. Administration. The Plan shall be administered by the Committee which may employ agents and may delegate any of its rights, powers, duties and responsibilities with respect to the operation and administration of the Plan to any other person (whether or not an employee of an Employer) or organization.

     5.2. Powers and Duties. In addition to any implied powers and duties that may be needed to carry out the provisions of the Plan, the Committee shall have the following specific powers and duties:

          (a) to make and enforce such rules and regulations as it shall deem necessary or proper for the efficient administration of the Plan;

          (b) to interpret the Plan and to decide any and all matters arising under the Plan, including the right to remedy possible ambiguities, inconsistencies or omissions; provided, however, that all such interpretations and decisions shall be applied in a uniform and nondiscriminatory manner to all Officers similarly situated;

          (c) to compute the amount of benefits that shall be payable to any Participant or Beneficiary in accordance with the provisions of the Plan;

          (d) to authorize disbursements with respect to the Plan on behalf of Witco; and

          (e) to allocate, from time to time, to one or more of its members any of its rights, powers, duties and responsibilities with respect to the operation and administration of the Plan.

     5.3. Benefit Claim Procedures. Applications for benefits shall be processed in the same manner as applications for benefits under the Retirement Plan.

     5.4. Member's Own Participation. No member of the Committee may act, vote or otherwise influence a decision of the Committee specifically relating to his participation under the Plan.

                                   ARTICLE VI
                           AMENDMENT AND TERMINATION

     The Board of Directors may, in its absolute discretion, without notice, at any time and from time to time, modify or amend, in whole or in part, any or all of the provisions of the Plan, or suspend or terminate it entirely, provided, that no such modification, amendment, suspension or termination may apply, without his consent, to or affect the payment or distribution to any Participant or adversely affect the right of any Participant to any benefits provided under the Plan as in effect as of the date on which he first became a Participant.

                                  ARTICLE VII
                               GENERAL PROVISIONS

     7.1. Funding. Distributions under the Plan shall be made solely from the general assets of Witco. A Participant or Beneficiary shall have only the rights of a general unsecured creditor of Witco with respect to any rights under the Plan. Except as provided in the next sentence, no Participant, Beneficiary or any other person shall have any interest in any fund or in any specific asset or assets of Witco by reason of the right to receive a benefit under the Plan. The Board of Directors shall establish a trust to accumulate funds to provide benefits under the Plan. Such trust shall at all times be subject to the claims of general creditors of Witco and shall comply with such other requirements as the Internal Revenue Service may require for so-called 'rabbi trusts'.

     Prior to a Change in Control, Witco may, but is not required to, contribute cash or other property to the trust from time to time. Upon a Change in Control, Witco or any successor corporation shall, as soon as possible, but in no event later than 30 days following the Change in Control make an irrevocable contribution to the trust in an amount sufficient to pay each Participant or, in the event of the death of a Participant, his Beneficiary, the benefits to which he would be entitled as of the date on which the Change in Control occurred assuming termination of employment on the date of the Change in Control under circumstances that would entitle the Participant to benefits pursuant to Article IV.

     7.2. No Guarantee of Employment. The Plan shall not be deemed to constitute a contract between an Employer and any Participant or to be a consideration for, or an inducement for, the employment of any Participant by an Employer. Nothing contained in the Plan shall be deemed to give any Participant the right to be retained in the service of an Employer or to interfere with the right of the Employer to discharge or to terminate the service of any Participant at any time without regard to the effect such discharge or termination may have on any rights under the Plan.

     7.3. Payments to Minors and Incompetents. If a person entitled to receive any payments under the Plan is a minor or is deemed by the Committee or is adjudged to be legally incapable of giving valid receipt and discharge for such payments, the Committee may direct payments to the legal representative of such person, or if none, to a person designated by the Committee for the benefit of such person, or the Committee may direct application of the payment for the benefit of such person in such manner as the Committee considers advisable. Such payment shall, to the extent made, be deemed a complete discharge of any liability for such payment under the Plan.

     7.4. Nonalienation of Benefits. To the extent permitted by law, no benefits payable under the Plan will be subject in any manner to anticipation, assignment, garnishment or pledge; and any attempt to anticipate, assign, garnish or pledge the same will be void; no such benefits will be in any manner liable for or subject to the debts, liabilities, engagements or torts of any person entitled to receive such benefits.

     7.5. Applicable Laws; Severability. This document shall be construed, administered and governed in all respects under and by the laws of the United States and, to the extent applicable, under and by the laws of the State of New York. If any provision of this document shall be held by a court or governmental agency of competent jurisdiction to be invalid or unenforceable, the remaining provisions of this document shall continue to be fully effective.

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